SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): April
7, 2003


OLYMPIC RESOURCES LTD.
(Exact name of registrant as specified in its chapter)


Wyoming
(State or other jurisdiction of incorporation)

0-30598
Commission File Number)

98-0188488
(IRS Employer Identification No.)

Suite 525, 999 W. Hastings Street
Vancouver, British Columbia
V6C 2W2
(Address of principal executive offices)

(604) 689-1810
Registrant's telephone number, including area code



 ______________________________________________
 (Former name or former address, if changed since last report)






Item 9. Regulation FD Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the
registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      OLYMPIC RESOURCES LTD.
      (Registrant)

      Date: April 7, 2003

      By: /s/Patrick Forseille

      Name: Patrick Forseille
      Title: Chief Financial Officer




April 7, 2003
N E W S   R E L E A S E
OTCBB:OLYR


POSITIVE FLOW TEST RESULTS, PRODUCTION RISES

For Immediate Release
Olympic Resources Ltd. (Olympic) reports that flow-testing operations at the Strange Brew 4-30 natural gas well in the East Corning Field have been successfully completed with very promising results. This well at East Corning encountered commercial flows from two zones with combined flow rates during the period in excess of 2 MMCFPD.

In addition, the recently announced seventh well, Strange Brew 2-30, has commenced production via an existing pipeline and metering facility constructed earlier in the program. In total, Olympic has participated in eight wells in the East Corning Field and the recent completions come at a time when gas prices in California are much higher than our operating plan forecast. As a result, Olympic's cash position and financial outlook steadily continues to improve from natural gas drilling operations in California and elsewhere.

Olympic also reports that three additional drill targets have been identified from ongoing compilation and assessment of all previous technical data collected while drilling these first eight wells. Drilling of these targets will commence in late spring once drill pads are ready.

The success of this current multiple well drill program is directly attributable to the quality of the proprietary 3-D survey completed over the East
Corning Project which identified a number of very prospective, high probability drill targets. The
6,500 acre project area is geologically analogous to the nearby, highly productive Malton Black
Butte Field (132 BCF) and Rice Creek (35 BCF) which was discovered using the same 3-D seismic technology.

Olympic is a public oil and gas exploration company with a strategic focus on exploring for and developing significant gas and oil reserves.
To date, Olympic's primary focus has been in California. Since our initial involvement in this area in 1998, Olympic has established itself with a substantial acreage position covering several different oil and gas prospects. Acquisitions are currently underway to acquire additional acreage positions in Texas in an area known to have significant natural gas reserve potential.

To find out more about Olympic Resources Ltd.
(OTCBB: OLYR) please visit our website at www.orlresources.com.

OLYMPIC RESOURCES LTD.

Daryl Pollock,
President

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements. Such statements are indicated by words or phrases such as "believes", "will", "could", "potential",
"projected", "anticipated" and "expected." These statements are made under the "Safe Harbor" provisions of the Private Securities Litigation
Reform Act of 1995. Actual results may differ materially from those described in forward-looking statements and are subject to risks and uncertainties. Please see the Company's filings with the Securities and Exchange Commission including, without limitation, the Company's recent Form 10-K and Form 10-Qs, which identify specific factors that may cause actual results or events to differ materially from those described in the forward- looking statements.